As filed with the Securities and Exchange Commission on November 1, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------
                          Essential Therapeutics, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                          94-3186021
  (State or Other Jurisdiction of                             (IRS Employer
   Incorporation or Organization)                         Identification Number)

-----------------------------------

                                1365 Main Street
                          Waltham, Massachusetts 02451
           (Address of Principal Executive Offices including Zip Code)

                     ---------------------------------------
         Essential Therapeutics, Inc. 1996 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                     --------------------------------------

          Mark B. Skaletsky                                   Copy to:
              President                                Alan C. Mendelson, Esq.
     and Chief Executive Officer                          Latham & Watkins
    Essential Therapeutics, Inc.                       135 Commonwealth Drive
          1365 Main Street                          Menlo Park, California 94025
    Waltham, Massachusetts 02451                           (650) 328-4600
           (781) 647-5554
                                                   -----------------------------

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                     --------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                    Proposed         Proposed
              Title Of                             Amount           Maximum           Maximum         Amount Of
          Securities To Be                         To Be            Offering         Aggregate      Registration
             Registered                        Registered (1)      Price Per         Offering            Fee
                                                                   Share (2)         Price (3)
--------------------------------------------- ----------------- ----------------- ---------------- ----------------
Common Stock, par value $0.001 per share          250,000           $3.345           $836,250          $209.06
--------------------------------------------- ----------------- ----------------- ---------------- ----------------

(1) This registration statement shall also cover any additional shares of Common Stock that become issuable under the Essential Therapeutics, Inc. (the "Company") 1996 Employee Stock Purchase Plan (the "Plan") by reason of any stock split, reverse stock split, stock dividend, combination or reclassification or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Company's Common Stock.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended
        (the "Securities Act"), for 250,000 shares based on the average ($3.345) of the high ($3.47) and low ($3.22) prices for the Company's Common Stock as reported on the Nasdaq National Market on October 31,
        2001.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the 1996 Employee Stock Purchase Plan, as amended, are exercised.
================================================================================

                                  Total Pages 5
                             Exhibit Index on Page 5

                      REGISTRATION OF ADDITIONAL SECURITIES

         Essential Therapeutics, Inc. (the "Company") filed with the Securities and Exchange Commission ("SEC") the following Registration Statements on Form S-8 relating to shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under the Company's 1996 Employee Stock Purchase Plan, as amended (the "Plan"), and the contents of such prior Registration Statements are incorporated by reference in this Registration
Statement: (1) Registration Statement on Form S-8 filed September 11, 1996 (File No. 333-11759), and (2) Registration Statement on Form S-8 filed September 1, 1999 (File No. 333-86383). The Company is hereby registering an additional 250,000 shares of Common Stock issuable under the Plan, none of which has been issued as of the date of this Registration Statement.

Item 8.  Exhibits
         --------

         See Index to Exhibits on page 5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on October 31, 2001.

                                             Essential Therapeutics, Inc.

                                          By:   /s/ Mark B. Skaletsky
                                             -------------------------------
                                                Mark B. Skaletsky
                                                President and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Mark B. Skaletsky and Paul J. Mellett, and each or any of them, his true and lawful attorneys-in-fact and agents, and each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                  Signatures                                       Title                               Date
-------------------------------------------      ------------------------------------------      -------------------------
       /s/ Mark B. Skaletsky                     Chief Executive Officer, President, and            October 31, 2001
-------------------------------------------      Chairman of the Board of Directors
       Mark B. Skaletsky                         (Principal Executive Officer)


       /s/ Donald D. Huffman                     Chief Financial Officer                            October 31, 2001
-------------------------------------------      (Principal Financial and Accounting
       Donald D. Huffman                         Officer)


                                                 Director
-------------------------------------------
       Richard Aldrich

                                                 Director
-------------------------------------------
       Kate Bingham

                                                 Director
-------------------------------------------
       Charles Newhall

       /s/ James E. Rurka                        Director                                           October 31, 2001
-------------------------------------------
       James E. Rurka

       /s/ David Schnell                         Director                                           October 31, 2001
-------------------------------------------
       David Schnell

       /s/ John P. Walker                        Director                                           October 31, 2001
-------------------------------------------
       John P. Walker

                                INDEX TO EXHIBITS

EXHIBIT
-------

4.1             1996 Employee Stock Purchase Plan (1)

4.2             Amendment to 1996 Employee Stock Purchase Plan dated October 18,
                2001

5.1             Opinion of Latham & Watkins

23.1            Consent of Ernst & Young LLP

23.2            Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this Registration Statement)



---------
(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-02400), filed with the SEC on May 14, 1996.

                                       5.